EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Alcoa Inc. (the “Company”) hereby constitutes and appoints CHARLES D. MCLANE, JR., TONY R. THENE, PETER HONG and DONNA C. DABNEY, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and to execute any and all instruments that said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration under the Act on an unallocated basis of the Company’s securities, including debt, preferred, common or hybrid, including convertible, securities of the Company; stock purchase contracts, stock purchase units and warrants to purchase debt or equity securities of the Company; and preferred securities of an affiliate of the Company (including without limitation Alcoa Trust I) and related guarantees thereof by the Company, including specifically but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to one or more registration statements on Form S-3 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable (including any registration statement filed pursuant to Rule 462 under the Act), to be filed with the Commission in respect of said securities, to any and all amendments thereto, and all post-effective amendments and supplements to any such registration statements, and to any instruments or documents filed as part of or in connection with any such registration statements or any such amendments or supplements thereto; granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney,

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents on the 18th day of January, 2008.

/s/ Kathryn S. Fuller	/s/ James W. Owens
Kathryn S. Fuller	James W. Owens
Director	Director

/s/ Carlos Ghosn	/s/ Henry B. Schacht
Carlos Ghosn	Henry B. Schacht
Director	Director

/s/ Joseph T. Gorman	/s/ Ratan N. Tata
Joseph T. Gorman	Ratan N. Tata
Director	Director

/s/ Judith M. Gueron	/s/ Franklin A. Thomas
Judith M. Gueron	Franklin A. Thomas
Director	Director

/s/ Klaus Kleinfeld	/s/ Ernesto Zedillo
Klaus Kleinfeld	Ernesto Zedillo
Director	Director